EXHIBIT 10.1

Non-Employee Director Stock Option Grants

On December 10, 2012, the Nominating and Governance Committee of the Board of Directors recommended, and on December 11, 2012, the Board of Directors approved the fiscal year 2013 non-employee director stock option grants in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

•	Form of grant: Non-qualified stock options.

•	Term and vesting of stock options: The stock option grants vest equally over a 3 year period and have a 7 year term.

•	Grant date: December 11, 2012.

•	Exercise Price for Stock Options: $21.015

•	Number of stock options: 5,000